Exhibit 99.1

1720 N. First Street, San Jose, CA 95112

January 27, 2022

Contact: Yvonne Kingman, 310-257-1434

For Immediate Release

CALIFORNIA WATER SERVICE SECURES FUNDING TO RELIEVE CUSTOMERS
OF PAST-DUE WATER BILL DEBT ACCUMULATED DURING PANDEMIC

Utility Applied for Funds from California Water & Wastewater

Arrearage Payment Program

SAN JOSE, Calif.—Financially strapped customers in California with past-due water bills accumulated during the pandemic will soon see relief, as California Water Service (Cal Water) has secured funds from the California Water and Wastewater Arrearage Payment Program (Program), administered by the State Water Resources Control Board. Funded by the American Rescue Plan Act, the Program enables water suppliers to apply for financial support on behalf of customers unable to pay their water bills from March 4, 2020 to June 15, 2021.

In late November 2021, Cal Water had requested $20.8 million in relief for customers across its California service areas. The utility received 100 percent of the requested amount and will apply credits to affected customers’ accounts within two months. Cal Water plans to notify those receiving credits directly in February.

“While COVID-19 has affected our customers in a number of ways, we are pleased to provide this assistance to those who continue to experience financial hardship,” said Martin A. Kropelnicki, President and CEO. “We sincerely thank Congress for making these funds available, the California Legislature and Governor Newsom for establishing this important program, and the State Water Resources Control Board for administering the plan. We are here to support our customers and help relieve some of the stress caused by the pandemic.”

This measure is just one step taken by Cal Water to help customers who have been financially affected by the pandemic. Customers with remaining balances that pre-date the pandemic or have accrued after June 15, 2021, can take advantage of Cal Water’s interest- and penalty-free payment plans or extensions, subject to certain terms and conditions, helping to prevent them from becoming subject to potential disruptions in water service in the future. Income-eligible customers may also enroll in Cal Water’s Customer Assistance Program, which provides qualifying customers with a discount on their monthly service charge.

About Cal Water

California Water Service serves about 2 million people through 492,600 service connections in California. The utility has provided water service in the state since 1926. Additional information may be obtained online at www.calwater.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as will, would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19), governmental and regulatory commissions' decisions, including decisions on our GRC and on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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